EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

NAME                                                          JURISDICTION
----                                                     ----------------------
Specialty Laboratories International Limited,            British Virgin Islands
  formerly Specialty Laboratories Asia Limited

Specialty Laboratories Asia (Singapore) Private Limited  Singapore

Specialty-Ranbaxy Private Limited                        India

Specialty Medical Laboratories                           Malaysia

Specialty Labs International Egypt                       Egypt